SONET NETWORK CONFIRMATION OF SERVICE ORDER

                                     BETWEEN


                               FASTNET CORPORATION


                                       AND


                                   AMERITECH.



                                  CONFIDENTIAL
               Solely for use by employees of Ameritech Companies
                    and by Suppliers who have a need to know.
      Not to be disclosed by any other person without prior authorization.




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                        AMERITECH DEDICATED RING SERVICE
           Federal & State Access / State Exchange Private Line Tariff

         This Confirmation of Service Order is entered into by and between Ameritech and FASTNET CORPORATION ("Customer") for services to be provided at the locations listed in Attachment A.

         SECTION 1. TERM OF AGREEMENT. The term of this Agreement shall be 60 months beginning AUGUST 28, 2000 commencing on the date the Service is installed or such other date as Ameritech and Customer may decide.

         SECTION 2. SERVICES TO BE PROVIDED. Customer hereby orders, and Ameritech agrees to provide the services described in Attachment A.

         SECTION 3. PAYMENT FOR SERVICES. Customer agrees to pay Ameritech in accordance with the payment terms set forth in the tariff, including, but not limited to late payment charges, at the rates set forth in Attachment B.

         SECTION 4. TITLE TO FACILITIES. Except as specifically set forth herein or in Ameritech tariffs on file with the Federal Communications Commission ("FCC") or State Agencies as applicable. Customer shall not receive ownership, exclusive use or any other right or interest in the facilities used by Ameritech to furnish the services provided hereunder.

         SECTION 5. LIMITATION OF LIABILITY. Except as specifically set forth in Ameritech Operating Companies Tariffs, Ameritech shall not be liable to Customer for any indirect, incidental or consequential damages, including lost or anticipated profits. Ameritech shall not be liable for damages (special, consequential or otherwise) resulting from delays in the initial service date. Ameritech's liability, if any, shall not exceed an amount equal to the proportionate charge for the period during which any right of Customer was affected.

         SECTION 6. ACCESS TO CUSTOMER PREMISES. Ameritech shall have the right to access Customer premises at all times as reasonably necessary to fulfill its obligations hereunder, provided that Ameritech representatives comply with all facility rules and regulations applicable to such premises.

         SECTION 7. FORCE MAJOR. Neither party shall be held liable for any delay or failure in performance of any part of this service due to Force Major Conditions or from any cause beyond its reasonable control and without its fault or negligence.

         SECTION 8. AMENDMENTS; WAIVERS. Except for Attachment C, which is subject to modification by Ameritech in its filing with the FCC or State Agencies, this Confirmation of Service or any part thereof or any Attachments hereto or documents referred to herein may be modified or only by written agreement signed by or on behalf of both parties.

         SECTION 9. NOTICES AND DEMANDS. Any notice which, under the terms of this Agreement, must or may be given or made by either party shall be in writing and shall be given by certified or registered mail, return receipt requested, addressed to the respective parties as follows:

         SECTION 10. THIRD-PARTY BENEFICIARIES. This Agreement shall not provide any person not a party to the Agreement with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         SECTION 11. ASSIGNMENT. Customer shall not assign or otherwise transfer any rights or obligations under this Agreement without the prior written consent of Ameritech, which shall not be unreasonably withheld or delayed. Any such assignment without the prior written consent of Ameritech shall be void.


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         SECTION 12. SCOPE OF THIS AGREEMENT AND RELATIONSHIPS TO OTHER
DOCUMENTS. The services provided by Ameritech are furnished pursuant to Ameritech's tariffs and all amendments and revisions thereto on file with the FCC. Ameritech tariffs, specifically addresses Ameritech Ring Service ("ADRS"). Customer acknowledges an understanding of this tariff and an understanding that the General Regulations contained in Ameritech's filed tariffs apply to the services provided hereunder. Ameritech is not bound by any representations or inducements not set forth in its tariffs. Customer acknowledges having read the terms and conditions of this Agreement and agrees to be bound thereby. To the extent that this Confirmation of Service is in conflict with any other prior Confirmation of Services, oral or written representations, statements, negotiations, understandings or proposals, the terms of this Confirmation of Service (and its Attachments) shall control; and, to the extent that this Confirmation of Service Order (and its Attachments) is in conflict with any terms and conditions of any Ameritech tariffs on file with the FCC, the tariffs shall control.

         SECTION 13. INSTALLATION SCHEDULE. Ameritech will develop a Master Installation and Cutover schedule for the service and will submit it to the customer it to the Customer for Customer's approval. In the event Ameritech has received written notice of approval of the Installation Schedule from Customer within (10) business days of its receipt by Customer, the Installation Schedule shall be deem to have been accepted. Customer's approval of the Installation Schedule will constitute notice to Ameritech to proceed. No deviations from the Installation Schedule will occur without mutual written approval of the Customer and Ameritech. The Installation Schedule shall not be construed as modifying any term or condition of this agreement.

         SECTION 14. CUTOVER. Cutover of Service hereunder requires the installation of certain equipment and facilities on Ameritech's side of the NETPOP. Consistent with the availability of such equipment/facilities, Cutover of Service shall be established in the Installation Schedule or at a date agreed to by the parties in writing (the "Cutover Date"). Cutover shall be deemed to have occurred when the Service designated in this Agreement is substantially provided to Customer.

         If Ameritech's performance of the Installation Schedule is delayed due to changes, acts, or omissions of Customer, or Customer's contractor, or due to any occurrence within the scope of Section 15.0 of this Agreement, Ameritech will have the right to extend Cutover for a reasonable period of time equal to at least the period at such delay and consequences.

         Such delays in the Installation Schedule must be communicated as soon as practical in writing by Customer's appointed Project Coordinator to the Ameritech Project Manager.

         SECTION 15. EXCUSED PERFORMANCE. Ameritech shall not be liable in any way for any delay or any failure of performance of the Service provided hereunder or for any loss or damage due to any of the following:

         (a) Any causes beyond Ameritech's reasonable control, including but not limited to, fires, floods, epidemics, quarantine restrictions, unusually severe weather, strikes, embargoes, manufacturer's delays, explosions, power blackouts, wars, labor disputes, acts of civil disobedience, acts of civil or military authorities, acts stemming from governmental requirements and priorities, acts of nature, acts of public enemies, or acts or of omissions of carriers; provided, Ameritech has exercised reasonable measures, if feasible. to mitigate such delay;

         (b) Any wrongful or negligent act or omission of the Customer or its employees and agents; or

         (c) Customer's failure to provide access to Customers premises as reasonably requested by Ameritech.


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SECTION 16. SERVICE AND MAINTENANCE OBLIGATIONS. Ameritech represents to
Customer, for the Term of this Agreement, that the Service provided pursuant to this Agreement will operate substantially and materially in accordance with the manufacturer's specifications and those set forth in this Agreement.

         If, under normal and proper use, the Service provided pursuant to this Agreement fail to perform substantially as specified above, and Customer notifies Ameritech within the Term of this Agreement, Ameritech will correct such service degradation or failures without charge to Customer, in accordance with the terms of this Agreement. Customer may report service and feature problems seven (7) days per week and twenty-four (24) hours per day.

         Ameritech's repair obligation does not include damage, detects, malfunctions service degradation or failures caused by Customers or third party's abuse, intentional misuse, unauthorized use or negligent acts or omissions. In addition, the foregoing repair obligation applies only if Customer provides Ameritech with access on its side of the NETPOP so as to enable Ameritech to perform maintenance or repair work.

         In the event of a Service interruption, a credit allowance, equal to one month's bill for the individual port-to-port connection involved will be provided to Customer. For purposes of such credit allowance, the Service interruption shall commence when Customer reports to Ameritech that such Service is inoperative and shall conclude when the Service is restored. In no event shall the total credit allowance per rate element of the interrupted Service exceed one hundred percent (100%) of the monthly charge for that particular rate element.

         THE FOREGOING REPRESENTATION IS EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY AGAINST AMERITECH, FOR LOSS OR DAMAGE CAUSED BY, OR ARISING IN CONNECTION WITH AN INTERRUPTION OF SERVICE PROVIDED PURSUANT TO THIS AGREEMENT SHALL BE THE CREDIT ALLOWANCE AS SET FORTH IN THIS SECTION.



Exhibit 1.0: Confirmation of Service Order Form
Attachment A: Description of Service
Attachment B: ADRS Payment Terms
Attachment C:Ameritech Dedicated Ring Service Tariff (Upon Request) Attachment D: Diagram of Dedicated Ring Service
Attachment E: Special Construction (if required).
Attachment F: Subsequent Ports addendum (existing rings only)




                                  CONFIDENTIAL
                     Subject to restrictions on first page.



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                            AMERITECH DEDICATED RING
    FEDERAL AND, STATE ACCESS / STATE EXCHANGE PRIVATE LINE TARIFFS SERVICES

Order type [X] New Install [ ] Renewal   Term Payment Plan (months) [ ] 36
                                           [X] 60 Tariff FCC2 [ ] or Echange [X]

Service [ ] OC-3 Ring  [ ]  OC-12 Ring  [X] OC-48 Ring

Requested Installation Date OCTOBER 15, 2000

Monthly Charge $17,834.20__

Non-Recurring Service Charges $ 650.00

Early Termination Charge:  100% 36 month term $ ____________
                                                  100% 60 month term $ 1,070,702

                  RING CONFIGURATION IS SHOWN IN ATTACHMENT D

    Your signature acknowledges that you understand and accept the terms and conditions for Ameritech Dedicated Ring Service and that you are authorized to make the commitments under this Order.

CUSTOMER                                   AMERITECH

/s/ Mark Herinko
- -----------------------------              -----------------------------
Authorized Customer Signature              Authorized Customer Signature

Mark Herulko  VP
- -----------------------------              -----------------------------
Print Name and Title                       Print Name and Title

Aug 28, 2000
- -----------------------------              -----------------------------
Date                                       Date

FASTNET CORPORATION
- -----------------------------
Company Name

333 BRIDGE, SUITE 125-B
- -----------------------------
Billing Address

GRAND RAPIDS, MI 49504
- -----------------------------
City, State, and Zip Code

- ------------------------------------------
Existing Billing Account Number (if applicable)

================================================================================
                       This section for internal use only

Branch Office:                     Ameritech Business Solutions Center location:
- -----------------------------      ---------------------------------------------
Sales Contract:  MIKE VELOSO
- ----------------------------

Phone: 616-257-0168                                  Comment Section

Fax: 616-249-8544

Sales Code: H704754

                  Contract must be returned by salesperson to:
                        Contract Information Management
                           225 W. Randolph, Floor 25C
                            Chicago, Illinois 60606

                                  CONFIDENTIAL
                     Subject to restrictions on first page.




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                                  Attachment A

                             DESCRIPTION OF SERVICE
                             ----------------------




GENERAL DESCRIPTION.

Ameritech Dedicated Ring Service Description - Ameritech OC-3/12/48 Ring service provides high-speed (155.52 Mb/s, 622.08 Mb/s and 2488.32 Mb/s, respectively), optical fiber based full duplex data transmission capabilities based upon the SONET standards. ADRS is provided in the form of a ring topology between one or more Ameritech locations and one or premise locations. A ring is defined as a set of nodes at these locations and interconnecting fibers to form a closed loop- Protection switching functions are employed across the ring to provide for the delivery of transport with the highest availability, survivability and reliability.

SCOPE OF SERVICE AGREEMENT.

This Agreement includes all ADRS services provided by Ameritech to Customer as of the effective date of this Agreement and subject to all the terms and conditions in this Agreement. All aspects related to Customer premises equipment and wiring is the responsibility of Customer or his designated vendor.

SERVICE PERFORMANCE OBJECTIVES

                              MINIMUM           PERFORMANCE
                            PERFORMANCE          OBJECTIVE

Error Free Seconds           99.9725%            99.9975%
Availability (Basic)         99.983%             99.999%
Availability (Protected)     99.999%             99.99994%




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SERVICE LOCATIONS.

This Agreement includes the following Ameritech and Customer locations:

    NAME                              ADDRESS                     MISC.
================================================================================
    Central Office #1               GDRPMIBLDS1
    Central Office #2
    Central Office #3

    Customer Premise #1             BRIDGEWATER               333 BRIDGE
                                    BUILDING                  SUITE 125-B
                                                            GRAND RAPIDS, MI
                                                                49504

    Customer Premise #2
    Customer Premise #3
    Customer Premise #4
    Customer Premise #5
    Customer Premise #6

NETWORK FACILITIES AND INSIDE WIRE.

Ameritech is responsible for the provision of all network facilities between the specified Standard Network Interfaces (SNI). All charges for the cabling and wiring of the contracted ADRS facilities to the SNI, or its designate, from the central office is included in the contracted price. Any cabling required for provision of services is not covered as part of this Agreement is beyond the scope of this Agreement and is not included in the specified price for ADRS. SNI for ADRS is designated as DSX-1 for DS-1 Ports and DSX-3 for DS-3 Ports.

STANDARD NETWORK INTEFACE.

Refers to Part 68.3 of the FCC's Rules and Regulations (Chapter 1 of Title 47 of the Code of Federal Regulations) which states that the (Standard) Network Interface or demarcation point is, "The point of interconnection between Telephone Company communications facilities and terminal equipment, protective apparatus or wiring at a subscribers premises. The SNI or demarcation point shall be located on the subscriber's side of the Telephone Company's protector, or the equivalent thereof in cases where a protector is not employed, as provided under Telephone Company's reasonable and discriminatory standard operating practices." The SNI is part of the Telephone Company's network facilities. SNIs will be installed by Ameritech at no charge to Customer on any new network facilities. Installation of SNIs on existing facilities and other Customer requests for installation of SNIs will be charged per existing tariffs.

INSIDE WIRE.

Customer or its designated vendor is responsible for installation and maintenance of all inside wiring from the station or Customer Premises Equipment
(CPE) to the SNI or point of demarcation at each location, including the connection of this inside wire to the SNI. This Service does not include the purchase of embedded or the installation of new inside wiring, its connection to the SNI or maintenance thereof. Customer and Ameritech may contract for installation or maintenance of inside wiring on a deregulated basis under a separate contract arrangement; the cost of which is not of this Agreement.


MAINTENANCE PROVISIONS.

Ameritech agrees to provide maintenance of its network equipment and facilities which serve the contracted ADRS lines. Service will include preventive maintenance, diagnosis and repair. Ameritech will replace or



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upgrade network facilities as needed to maintain properly working service at no additional charge to Customer. ADRS maintenance service shall be performed by Ameritech for the ADRS over the contracted life of the system. The maintenance shall include the following network components:

           - Central Office Multiplexing Equipment
           - Remote Multiplexing Equipment
           - Cenral Office Circuit Equipment
           - Loop Facilities up to and including the SNI or its equivalent.

Upon receipt of a network condition requiring maintenance (alarm indicator, preventive maintenance indicator, or verbal report), Ameritech shall proceed to resolve the condition as required (automatic or manual stand-by equipment protection, remote or on-site diagnosis, dispatch, automated or manual trouble isolation, defective component replacement).

IMPLEMENTATION PLAN.

In order to install ADRS for Customer, a series of events must be scheduled and coordinated by Ameritech with Customer and its CPE and Inter-Exchange Carrier
(IXC) provider (if applicable). Customer agrees to cooperate fully in the installation effort and to meet the Customer responsibilities set forth below. Customer also agrees to obtain the full cooperation of its CPE and IXC provider.

AMERITECH'S RESPONSIBILITES.

Ameritech is responsible for all aspects of the cutover of its own central office/network equipment and software.

CUSTOMER'S RESPONSIBILITIES.

Customer will designate a person as a project manager and coordinator for ADRS implementation under this Agreement. Customer or its designated vendor will be responsible for all aspects related to customer premises equipment. inside wiring, and non-ADRS related services at Customer and IXC POP locations.

TARIFF PROVISIONS.

Ameritech will provide services under the appropriate / applicable Federal or Exchange tariffs.